SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2009

MUSCATO GROUP, INC.
 (Exact name of registrant as specified in Charter)

Nevada	333-153536
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2301 Maitland Center Parkway, Suite 240
Maitland, Florida 32751

(Address of principal executive offices)

(407) 551-1300

Registrant’s telephone number)

Color Accents Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the approval of the board of directors (the “Board”) of Color Accents Holdings, Inc., a Nevada corporation (the “Company”), and the written consent of at least a majority of the outstanding shares of common stock of the Company, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to change the name of the Company from “Color Accents Holdings, Inc.” to “Muscato Group, Inc.” The Certificate of Amendment became effective on October 5, 2009. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 8.01 Other Events

In connection with the corporate name change, the company’s stock ticker symbol has changed from “CAEG” to “MGRP” on the over-the-counter bulletin board, effective on December 2, 2009.  Stockholders do not need to exchange stock certificates in connection with the corporate name change and ticker symbol change.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro Forma financial information

Not applicable.

(c)	Shell company transactions

Not applicable.

(d)	Exhibits

3.1 Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCATO GROUP, INC.

Date: December 18, 2009	By:	/s/ Michael A. Muscato
Michael A. Muscato Chairman of the Board of Directors